SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2006

MONGOLIAN EXPLORATIONS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51640	EIN No. Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West Pender Street, Suite 1605 Vancouver, British Columbia, Canada	V6C 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-351-1694

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Definitive Material Agreement.

We currently have rights to two mineral leases in Mongolia, based on agreements dated September 1, 2003 and November 25, 2003. We have terminated these leases as of today. Copies of both agreements have been previously filed with the Securities and Exchange Commission as part of our filing on Form SB-2 on April 13, 2004. The exploration of these two leases constitutes the entire business of the Company at present. We are obligated under these agreements to make continuing payments toward the development of these mining properties in order to retain our rights under these agreements. We have terminated these leases in order to avoid making further payments under them, given the current political situation in Mongolia.

The political situation in Mongolia has deteriorated to the point that management of our Company believes further payments under our lease agreements would not be a prudent use of our corporate resources, given the tremendous political instability at present. In April, there have been mass protests against the Mongolian government’s granting of mineral concessions to North American firms. Protesters have demanded the resignation of the current government, have staged hunger strikes and have set themselves on fire. These protests are occurring currently and we have received news reports as recently as April 10, 2006, regarding the escalation of protests of no less than 3,000 people, a tremendous number given Mongolia’s population. We have no confidence that any personnel or consultants working in Mongolia on our behalf can be safe in the current environment. We no longer have confidence in our ability to be able to successfully exploit these leases given the current political situation and instability of the government. We have sought assurances from Ton Fei Fred Tham & Associates, who is our contractual partner in these mineral explorations that the instability would not impair our investments in the country and Ton Fei Fred Tham & Associates have been unable to give such assurances.

We have therefore notified Ton Fei Fred Tham & Associates today, April 19, 2006, via a letter attached to this filing, that we are exercising our rights to terminate both mineral leases. This termination results in our release from any further payment obligations but also results in a total loss of our investment to date. Please find below a further description of these leases.

On September 1, 2003, we entered into an option agreement (the “Option Agreement”) with Ton Fei Fred Tham & Associates (“Tham”) to acquire its interest in a mineral exploration property, license no. 4767 (“License No. 4767”) located in outer Mongolia (the “Altan” property) representing approximately 20,000 hectares. In accordance with the terms of the Option Agreement, as amended, we, at our option, have the right to acquire a 100% interest in the Altan property by satisfying certain terms and conditions set forth in the Option Agreement.

On November 25, 2003, we entered into another agreement with Tham, representing approximately 118,000 hectares located in Ovorkhangai Aimag of Mongolia (the “Ovorkhangai” property). In late 2005, Tham initiated the process with the Mongolian government of changing the name on License No. 4767 from Tham to Mongolian Explorations Ltd. During this tedious process, a government entity in Mongolian known as the Mineral Resources and Petroleum Authority of Mongolia (“MRPAM”) underwent certain policy changes, which resulted in the temporary loss of the License. In order to avoid losing mining rights on the Altan property, a shareholder of our company, Timursukh Oidov, listed his name on the property as the owner. Under MRPAM policies, when a new owner is the license holder of an existing mining property, a new license number must be issued. As a result, the Altan property is now licensed to Mr. Oidov under license no. 10516 (“License No. 10516”).
In a letter dated January 16, 2006, Mr. Oidov agreed to assign License No. 10516 to Ton Fei Fred Tham and further agreed to uphold the terms of the Option Agreement as if it were entered into between Oidov and our company.

Item 1.02 Item 8.01 Other Events

The exploration of two mineral leases in Mongolia has constituted the sole business of the Company to-date. Today, April 19, 2006, we terminated those leases due to increasing political instability in Mongolia and due to intense protests over North American mining concessions in that country which jeopardize the safety of our consultants as well as undermining our confidence that we will ever be able to see a return on our continued investments to develop the properties. Although we have not received a notice of default from holders of promissory notes totaling $212,410 as of December 31, 2005, we believe that this termination does constitute an event of default under the terms of our promissory notes. We have begun a very intense, focused search to seek an alternative business plan and to have such a plan in place as soon as possible in order to be able to provide assurances to our creditors that we have a plan to repay our debts. After the protests of April 10, 2006, we began to seek a contingency in the event we might have to terminate our operations in Mongolia. We have not currently reached any understanding with any other parties with respect to any other mineral or other business plans, but we are actively discussing such options and expect to have developed a contingency plan within no more than 20 days from today’s date.

Item 9.01 Financial Statements and Exhibits

Exhibit 1.02 Notice of Termination to Ton Fei Fred Tham & Associates dated April 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mongolian Explorations Ltd.

/s/ Ivan Bebek
Ivan Bebek, Chief Executive Officer

Date: April 19, 2006

Exhibit 1.02 Notice of Termination to Ton Fei Fred Tham & Associates dated April 19, 2006.

April 19, 2006

Mongolian Explorations, Ltd.
750 West Pender Street, Suite 1605
Vancouver, British Columbia, Canada
V6C 2T8

Ton Fei Fred Tham & Associates
4323 West 12th Avenue,
Vancouver, B.C., Canada, V6R 2P9

Dear Mr. Tham:

Pursuant to our rights under the Mineral Lease Agreements between our company, Mongolian Explorations, Ltd. and your company dated September 1, 2003 and November 25, 2003 respectively, we are hereby exercising our rights to termination. You are notified that we are terminating both leases as of April 19, 2006.

Under the terms of the Agreements, we have no further obligations of payment or of any other kind or character.

Very best regards,

/s/ Ivan Bebek
Ivan Bebek
Chief Executive Officer
Mongolian Explorations, Ltd.